                                                                 Exhibit 10.4(b)

                                 PROMISSORY NOTE

$5,000,000.00                                          Effective January 1, 1995
                                                       Boston, Massachusetts


     FOR VALUE RECEIVED, the undersigned, ROYAL SONESTA, INC., a Louisiana corporations (the "Borrower") promises to pay to the order of HIBERNIA NATIONAL BANK, 313 Carondeler Street, New Orleans, Louisiana 70130 (the "Bank"), at its offices in New Orleans, Louisiana, or at such other place as may be designated in writing by the holder of this Note, the principal sum of FIVE MILLION AND NO/100 ($5,000,000.00) DOLLARS, together with interest thereon at the prime or base rate of interest charged by Citibank N.A., plus 3/4% adjustable daily ("Index Rate") per annum and on any past due interest hereunder at the rate hereinafter specified, said interest and principal payable as follows, namely,

     (a) Interest on the unpaid and outstanding principal amount of this Note shall be payable quarterly in arrears on the last day of September, December, March, and June commencing on March 1, 1995 (each, an "Interest Payment Date") in an amount equal to the quotient of (i) an amount equal to (A) the sum of the daily unpaid principal amounts of the Revolving Credit Loan outstanding on each day during the previous month multiplied by (B) the Index Rate divided by (ii) 360.

          The Index Rate shall be determined for use in calculating the interest which is payable if any payment on the Revolving Credit Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

     (b) The entire unpaid and outstanding amount of principal and interest shall be due and payable on the 31st day of December, 1997.

     "Prime" or "base" rate of interest is defined as the rate of interest established by the Board of Directors or management of Citibank N.A., from time to time as such bank's "prime" or "base" rate, whether or not that rate is published, and which is not necessarily the lowest rate charged by such institution.

     Notwithstanding anything to the contrary set forth in this Note, if at any time until payment in full of all of the Obligations in respect of the debt, the Index Rate exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, however, that if at any time thereafter the Index Rate is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Bank from the making of advances hereunder is equal to the total interest which Bank would have received had the Index Rate been (but for the operation of this paragraph) the interest rate payable from the date hereof. Thereafter, the interest rate payable hereunder shall be the Index Rate unless and until the Index Rate again exceeds the Maximum Lawful Rate; in which event this paragraph shall again apply. In no event shall the total interest exceed the amount which Bank could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction shall make a final determination that Bank has received interest hereunder or under any of the Security Instruments in excess of the Maximum Lawful Rate, Bank shall, to the extent permitted by applicable law, promptly apply such excess to any interest due and not yet paid under the Revolving Credit Loan and then to the principal amount of the Revolving Credit Loan, then to other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

     Borrower may prepay this Note in full or in part at any time by paying the then unpaid principal balance of this Note, plus accrued simple interest and any unpaid late charges and fees through date of prepayment. If Borrower prepays this Note in full, or if Bank accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Bank at the time this Note is signed.

     All payments under this Note shall be made in legal tender of the United States of America in immediately available funds at Bank's office described above, and no credit shall be given for any payment received by check, draft or other instrument or item until such time Bank or the holder hereof shall have received credit therefor from Bank's or the holder's collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn.

     If Borrower fails to pay any payment under this Note in full within 5 days of when due, Borrower agrees to pay Bank a late payment fee in an amount equal to 5.000% of the delinquent interest due.

     Payment of this Note is secured by a Collateral Mortgage of Leasehold Interest and Collateral Chattel Mortgage dated the 16th of August, 1983, as amended October 15, 1984, and an Assignment of Subleases and Operating Agreements.

     In the event Borrower fails to make any payment of principal or interest or there is another Event of Default, not cured within the required time period, under the 1995 Agreement dated of even date hereof, at the option of the holder hereof, the entire indebtedness hereby evidenced shall become due, payable and collectible in accordance with the terms of the 1995 Agreement.

     For the purpose of computing interest under this Note, payments of all or any portion of the principal sum under this Note will not be deemed to have been made until such payments are received by the holder of this Note in collected funds.

     Borrower and each guarantor of this Note hereby waive presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Bank hereunder shall be on a "solidary" basis. Borrower and each guarantor further severally agree that discharge or release of any party who is or may be liable to Bank for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Bank, or of releasing any other collateral that is not expressly released by Bank. Borrower and each guarantor additionally agree that Bank's acceptance of payment other than in accordance with the terms of this Note, or Bank's subsequent agreement to extend or modify such repayment terms, or Bank's failure or delay in exercising any rights or remedies granted to Bank, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Banks or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Bank to exercise any of the rights and remedies granted to Bank shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower's intent and agreement that Bank's rights and remedies shall be cumulative in nature. Borrower and each guarantor further agree that, should any event of default occur or exist under this Note, any waiver or forbearance on the part of Bank to pursue the rights and remedies available to Bank, shall be binding upon Bank only to the extent that Bank specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Bank as to one event of default shall not be construed as a waiver or forbearance as to any other default.

     The Bank is hereby authorized by the Borrower to record on the schedule annexed to this Note (or on a supplemental schedule thereto) the amount of each Revolving Credit Advance made by the Bank under the Revolving Credit Loan and the amount of each payment of principal of each such Revolving Credit Advance received by the Bank, it being understood however that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder or under the 1995 Agreement dated of even date in respect of such Revolving Credit Advances.

     In the event that Borrower makes any payment under this Note by check and Borrower's check is returned to Bank unpaid due to nonsufficient funds in my deposit account, Borrower agrees to pay Bank an additional NSF check charge equal to $20.00.

     If Bank refers this Note to an attorney for collection, or files suit against Borrower or Guarantor to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Bank's reasonable attorneys' fees.

     Capitalized terms not defined in this Note shall have the meanings given them in the 1995 Agreement.

     The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note.

                                   ROYAL SONESTA, INC.


                                   By: /S/ PETER J. SONNABEND
                                      ------------------------
                                   Its:  Vice President

RECEIVED BY HIBERNIA NATIONAL BANK
THIS 26TH DAY OF OCTOBER, 1994.

/S/ HAL HOPSON
----------------------------
HAL HOPSON